Exhibit 7.05


                   JOINDER AGREEMENT TO SHAREHOLDERS AGREEMENT
                   -------------------------------------------

         JOINDER AGREEMENT dated as of March 28, 2008, by and among Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P. (collectively, the "THL PARTIES"), GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Parallel, L.P., GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd., GSMP V Institutional US, Ltd., and The Goldman Sachs Group, Inc. (collectively, the "GS PARTIES") and Silver Point Capital Offshore Fund, Ltd. and Silver Point Capital Fund, L.P. (collectively, the "NEW UNITHOLDER") (the "AGREEMENT"). Capitalized terms used but not defined herein have the meaning ascribed to them in the Shareholders Agreement (as defined below).

                                   BACKGROUND
                                   ----------

         WHEREAS, the THL Parties and the GS Parties are parties to an Amended and Restated Shareholders Agreement, dated March 17, 2008, (the "SHAREHOLDERS AGREEMENT") setting forth the parties' agreement with respect to certain rights and obligations associated with ownership of Securities of MoneyGram International, Inc. (the "COMPANY");

         WHEREAS, the New Unitholder may be joined as a party to the Shareholders Agreement pursuant to the definition of "Permitted Transferee" under the Shareholders Agreement;

         WHEREAS, the New Unitholder acquired as of the date hereof from the THL Parties, as permitted by Section 4.2 of the Shareholders Agreement, the number of Securities of the Company set forth opposite the New Unitholder's name on
Schedule 1 hereto resulting in the ownership of such Securities of the Company by the THL Parties and the New Unitholder as set forth on Schedule 1 hereto;

         WHEREAS, the GS Parties and the THL Parties wish the New Unitholder to be bound by and enjoy the benefits of, and the New Unitholder desires to be bound by and enjoy the benefits of, the Shareholders Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

         1. The New Unitholder acknowledges receipt of a copy of the Shareholders Agreement and, after review and examination thereof, agrees to be bound by the restrictions and agreements contained therein. The execution of this Agreement by the New Unitholder shall constitute a counterpart signature page to the Shareholders Agreement.

         2. The THL Parties and the GS Parties hereby (a) accept the undersigned New Unitholder to be bound by the Shareholders Agreement and (b) consent, in accordance with Section 5.10 of the Shareholders Agreement, that the New Unitholder shall have all such rights provided under the Shareholders Agreement to a "THL Party" and "Shareholder," as defined therein.

                                             REPRESENTATIONS AND WARRANTIES

         Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this
Agreement:

         3. Existence; Authority; Enforceability. Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

         4. Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party's assets or operations are bound or affected; or
(c) violate any law applicable to such party.

         5. Consents. Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with
(a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

                               GENERAL PROVISIONS

         6. Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

         7. Governing Law. This agreement and any related dispute shall be governed by and construed in accordance with the laws of the State of New York.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals, as applicable, as of the day and year first above written. This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                                   THL PARTIES
                                   -----------

                                     THOMAS H. LEE EQUITY FUND VI, L.P.

                                     By: THL EQUITY ADVISORS VI, LLC,
                                           its general partner
                                     By: THOMAS H. LEE PARTNERS, L.P.,
                                           its sole member
                                     By: THOMAS H. LEE ADVISORS, LLC,
                                           its general partner

                                     By: /s/ Thomas M. Hagerty
                                         --------------------------------------
                                         Name: Thomas M. Hagerty
                                         Title: Managing Director


                                     THOMAS H. LEE PARALLEL FUND VI, L.P.

                                     By: THL EQUITY ADVISORS VI, LLC
                                           its general partner
                                     By: THOMAS H. LEE PARTNERS, L.P.,
                                           its sole member
                                     By: THOMAS H. LEE ADVISORS, LLC,
                                           its general partner

                                     By: /s/ Thomas M. Hagerty
                                         --------------------------------------
                                         Name: Thomas M. Hagerty
                                         Title: Managing Director


                                     THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.

                                     By: THL EQUITY ADVISORS VI, LLC
                                           its general partner
                                     By: THOMAS H. LEE PARTNERS, L.P.,
                                           its sole member
                                     By: THOMAS H. LEE ADVISORS, LLC,
                                           its general partner

                                     By: /s/ Thomas M. Hagerty
                                         --------------------------------------
                                         Name: Thomas M. Hagerty
                                         Title: Managing Director



                      [SIGNATURE PAGE TO JOINDER AGREEMENT]

                                   GS PARTIES
                                   ----------

                           GS CAPITAL PARTNERS VI FUND, L.P.
                              By: GSCP VI Advisors, L.L.C., its General Partner

                              By: /s/ Melina Higgins
                                  ----------------------------------------------
                                  Name: Melina Higgins
                                  Title: Managing Director


                           GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.
                              By: GSCP VI Offshore Advisors, L.L.C.,
                                  its General Partner

                              By: /s/ Melina Higgins
                                  ----------------------------------------------
                                  Name: Melina Higgins
                                  Title: Managing Director


                           GS CAPITAL PARTNERS VI GMBH & CO. KG
                              By: GS Advisors VI, L.L.C.,
                                  its Managing Limited Partner

                              By: /s/ Melina Higgins
                                  ----------------------------------------------
                                  Name: Melina Higgins
                                  Title: Managing Director


                           GS CAPITAL PARTNERS VI PARALLEL, L.P.
                              By: GS Advisors VI, L.L.C., its General Partner

                              By: /s/ Melina Higgins
                                  ----------------------------------------------
                                  Name: Melina Higgins
                                  Title: Managing Director



                      [SIGNATURE PAGE TO JOINDER AGREEMENT]

                              GSMP V ONSHORE US, LTD.

                              By: /s/ Melina Higgins
                                  ----------------------------------------------
                                  Name: Melina Higgins
                                  Title: Managing Director



                              GSMP V OFFSHORE US, LTD.

                              By: /s/ Melina Higgins
                                  ----------------------------------------------
                                  Name: Melina Higgins
                                  Title: Managing Director



                              GSMP V INSTITUTIONAL US, LTD.

                              By: /s/ Melina Higgins
                                  ----------------------------------------------
                                  Name: Melina Higgins
                                  Title: Managing Director



                              THE GOLDMAN SACHS GROUP, INC.

                              By: /s/ Melina Higgins
                                  ----------------------------------------------
                                  Name: Melina Higgins
                                  Title: Managing Director







                      [SIGNATURE PAGE TO JOINDER AGREEMENT]

                                 NEW UNITHOLDER
                                 --------------


                                  SILVER POINT CAPITAL FUND, L.P.

                                  By: Silver Point Capital, L.P.
                                  Its Investment Manager

                                  By: /s/ Richard Petrilli
                                      ---------------------------------
                                  Name: Richard Petrilli
                                  Title: Authorized Signatory



                                  SILVER POINT CAPITAL OFFSHORE FUND, LTD.

                                  By: Silver Point Capital, L.P.
                                  Its Investment Manager

                                  By: /s/ Richard Petrilli
                                      ---------------------------------
                                  Name: Richard Petrilli
                                  Title: Authorized Signatory












                      [SIGNATURE PAGE TO JOINDER AGREEMENT]

                                   SCHEDULE 1

----------------------------------------  ------------  ------------  ----------------------------------------  -------------
                                                         NUMBER OF
                                            ORIGINAL       SHARES                                                  REVISED
ENTITY                                     ALLOCATION   TRANSFERRED                  TRANSFEREE                  ALLOCATION
----------------------------------------  ------------  ------------  ----------------------------------------  -------------
Thomas H. Lee Equity Fund VI, L.P.        275,699.857     2,500.000   Silver Point Capital Fund, L.P.            267,106.397
                                                        ------------  ----------------------------------------  -------------
                                                          6,093.460   Silver Point Capital Offshore Fund, Ltd.
----------------------------------------  ------------  ------------  ----------------------------------------  -------------
Thomas H. Lee Parallel Fund VI, L.P.      186,689.275     1,406.540   Silver Point Capital Offshore Fund, Ltd.   180,870.241
----------------------------------------  ------------  ------------  ----------------------------------------  -------------
Silver Point Capital Fund, L.P.                   0.0                                                              2,500.000
----------------------------------------  ------------  ------------  ----------------------------------------  -------------
Silver Point Capital Offshore Fund, Ltd.          0.0                                                              7,500.000
----------------------------------------  ------------  ------------  ----------------------------------------  -------------
